As filed with the Securities and Exchange Commission on July 20, 2007
Registration No. 333-144054

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Endwave Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4333817 (I.R.S. Employer Identification No.)

130 Baytech Drive
San Jose, CA 95134
(408) 522-3100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Edward A. Keible
President and Chief Executive Officer
Endwave Corporation
130 Baytech Drive
San Jose, CA 95134
(408) 522-3100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

Jodie M. Bourdet
Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA 94111
(415) 693-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 is being filed solely to amend Item 16 of Part II of this Registration Statement and to file Exhibits 10.2 and 10.3. No changes have been made to the other sections of the Registration Statement.

Item 16.	Exhibits.

Exhibit Number		Description of the Document

3	.1(1)	Amended and Restated Certificate of Incorporation effective October 20, 2000.
3	.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation effective June 28, 2002.
3	.3(1)	Amended and Restated Bylaws effective October 20, 2000.
3	.4(3)	Certificate of Designation for Series A Junior Participating Preferred Stock.
3	.5(4)	Certificate of Designation of Series B Preferred Stock.
3	.6(5)	Amendment to Amended and Restated Bylaws.
4	.1(1)	Specimen Common Stock Certificate.
4	.2(3)	Rights Agreement dated as of December 1, 2005 between the Registrant and Computershare Trust Company, Inc.
4	.3(3)	Form of Rights Certificate.
4	.4(4)	Preferred Stock and Warrant Purchase Agreement by and between Oak Investment Partners XI, Limited Partnership and the Registrant dated April 24, 2006.
4	.5(4)	Warrant issued to Oak Investment Partners XI, Limited Partnership.
4	.6(6)	Registration Rights Agreement by and between the Registrant and Arthur Steinberg, as receiver for Wood River Capital Management, L.L.C., Wood River Associates, L.L.C., Wood River Partners, L.P. and Wood River Partners Offshore, Ltd., dated as of May 17, 2007.
5	.1*	Opinion of Cooley Godward Kronish LLP.
10	.1(6)	Settlement Agreement by and between the Registrant and Arthur Steinberg, as receiver for Wood River Capital Management, L.L.C., Wood River Associates, L.L.C., Wood River Partners, L.P. and Wood River Partners Offshore, Ltd., dated as of May 17, 2007.
10	.2+	Purchase Agreement between the Registrant and Nokia, dated January 1, 2006.
10	.3+	Frame Purchase Agreement by and between the Registrant and Siemens Mobile Communications Spa, dated January 16, 2006.
23.1		Consent of Burr, Pilger & Mayer LLP, independent registered public accounting firm.
23	.2*	Consent of Cooley Godward Kronish LLP.
23.3		Consent of Gilbert Associates, Inc.
24	.1*	Power of Attorney.

*	Previously filed.

+	Confidential treatment has been requested for portions of this exhibit.

(1)	Previously filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-41302) and incorporated herein by reference.

(2)	Previously filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference.

(3)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on December 5, 2005 and incorporated herein by reference.

(4)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on April 26, 2006 and incorporated herein by reference.

(5)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on February 5, 2007 and incorporated herein by reference.

(6)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 30, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 20, 2007.

Endwave Corporation

By:	/s/ Edward A Keible, Jr.
Edward A. Keible, Jr.
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Edward A. Keible Edward A. Keible		President, Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2007

/s/ Brett W. Wallace Brett W. Wallace		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2007

* Edward C.V. Winn		Chairman of the Board of Directors	July 20, 2007

* Joseph J. Lazzara		Director	July 20, 2007

* John F. McGrath, Jr.		Director	July 20, 2007

* Wade Meyercord		Director	July 20, 2007

* Eric D. Stonestrom		Director	July 20, 2007

By:	/s/ Edward A. Keible Edward A. Keible pursuant to power of attorney		July 20, 2007

EXHIBIT INDEX

Exhibit
Number		Description of the Document

10	.2+	Purchase Agreement between the Registrant and Nokia, dated January 1, 2006.
10	.3+	Frame Purchase Agreement by and between the Registrant and Siemens Mobile Communications Spa, dated January 16, 2006.
23.1		Consent of Burr, Pilger & Mayer LLP, independent registered public accounting firm.
23.3		Consent of Gilbert Associates, Inc.

+	Confidential treatment has been requested for portions of this exhibit.